EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Mills Music Trust (the “Trust”) on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “Report”), the undersigned does hereby certify, pursuant to § 906 of the Sarbanes—Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition* and results of operations of the Trust.

*

The statements of cash receipts and disbursements reflect only cash transactions and do not include transactions that would be recorded in financial statements presented on the accrual basis of accounting. The Trust is required to distribute all funds it receives to holders of beneficial interest in the Trust after payment of expenses. Accordingly, the Trust has not prepared any statements of financial condition or cash flows.

Date: March 20, 2020	/s/ Garfield Barrett
Garfield Barrett
Trust Officer of the Corporate Trustee HSBC Bank USA, N.A.